UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            ________
                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) December 7, 2000


                        LANDS' END, INC.
    (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code



              INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99.1 to this report is a news release issued by Lands' End, Inc., announcing that two members of its board of directors, David B. Heller and Howard G. Krane, plan to resign as board members in late January 2001 at the end of the company's fiscal year.












                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.
































                                    LANDS' END, INC.


December 15, 2000           By: /s/ STEPHEN A. ORUM
                                    Stephen A. Orum
                                    Executive Vice President &
                                    Chief Financial Officer









                                          EXHIBIT 99.1

FOR IMMEDIATE RELEASE


        LANDS' END ANNOUNCES UPCOMING BOARD RESIGNATIONS
                OF DAVID HELLER AND HOWARD KRANE


DODGEVILLE, WIS. ... December 7, 2000 ...  Lands' End, Inc. (LE)
today announced that two members of its board of directors, David
B. Heller and Howard G. Krane, plan to resign as board members in late January at the end of the company's fiscal year. Mr. Heller and Mr. Krane have served as directors since 1986 when the company went public. Each is resigning to make time for other interests.

     Gary C. Comer, founder of the company and chairman of the board, said, "We will miss David and Howard and in particular miss their wisdom and counsel on corporate governance matters. Each of them has made crucial contributions to the success of Lands' End over the years.
I speak for all board members in expressing our deepest gratitude to David and Howard for their 14 years of service to the Lands' End shareholders, customers and employees. We owe much of our success as a public company to their insights and guidance."

     The board plans to fill these vacancies.

     Lands' End is a leading direct merchant of traditionally styled, classically inspired clothing, offered to customers throughout the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

Contact Charlotte LaComb: 608-935-4835